Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

COLONIAL PROPERTIES TRUST
REPORTS EARNINGS FOR FIRST QUARTER 2005

BIRMINGHAM, Ala., April 28, 2005—Colonial Properties Trust (NYSE: CLP) (the “Company”) a real estate investment trust (REIT) that owns a diversified portfolio of multifamily, office and retail properties, today reported financial results for the quarter ended March 31, 2005.

For the first quarter of 2005, net income available to common shareholders was $69.9 million or $2.51 per fully diluted share. In the first quarter of 2004, net income available to common shareholders was $13.4 million, or $0.50 per fully diluted share. The increase from first quarter 2004 is primarily due to gains from the sales of Colonial Mall Gadsden and eight multifamily properties. Total gains from these dispositions were $91.8 million or $2.40 per fully diluted share for the first quarter of 2005 compared to $9.4 million or $0.25 per fully diluted share for the same period in 2004.

Funds from operations (FFO), a widely accepted measure of REIT performance, increased to $34.0 million, or $0.89 per fully diluted share/unit (FFOPS), representing a 3.0 percent increase on a per share/unit basis from $32.4 million, or $0.87 per fully diluted share/unit in the first quarter 2004. A reconciliation of net income available to common shareholders to FFO is provided in the attached tables.

Thomas H. Lowder, the Company’s Chairman and Chief Executive Officer, stated, “We began 2005 by executing successfully on key aspects of our growth strategy. Chief among them was the completion of our merger with Cornerstone, a multifamily REIT. In addition, we made progress toward our strategic initiative of repositioning our assets with the first quarter divestment of Colonial Mall Gadsden in Gadsden, AL and the subsequent divestment of Colonial Mall Temple in Temple, TX, which closed early in the second quarter of 2005. Both moves position the Company to unlock value by leveraging our expertise in the multifamily and shopping center areas. Our purchases of two Class A office properties in Tampa, FL and the retail shopping center in Houston, TX further enhance the diversity of our portfolio.”

Highlights

•	Closed the merger with Cornerstone Realty Income Trust (NYSE: TCR) (“Cornerstone”) on April 1, 2005.

•	Completed $275 million unsecured senior note bond offering providing balance sheet flexibility.

•	Announced the appointment of John E. Tomlinson as Executive Vice-President and Chief Accounting Officer for the Company.

•	Increased dividend for the 12th consecutive year to $0.675 per common share.

•	One of only 314 public companies included on Mergent’s 2005 Dividend Achievers List.

•	Multifamily:

•	Realized an increase of 6.7 percent in net operating income (NOI) on a same-property basis over the comparable period in 2004; represents the sixth consecutive quarter of year over year increases.

•	Posted occupancies for stabilized properties for quarter end of 96.4 percent, an increase of 170 basis points sequentially.

•	Commenced ownership and management of 23,000 multifamily units formerly owned by Cornerstone on April 1, 2005.

•	Sold six wholly owned and two partially owned multifamily properties as part of its geographic diversification strategy.

•	Office:

•	On a same-property basis, NOI decreased 7.5 percent compared to the first quarter of 2004.

•	Posted occupancies at period end for stabilized properties of 89.5 percent.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

•	Acquired Colonial Place I & II (formerly Westshore Place I & II), in Tampa, FL.

•	Retail:

•	On a same-property basis, realized a 1.3 percent increase in NOI from first quarter 2004.

•	Posted occupancy for stabilized properties of 91.0 percent.

•	Completed the planned sale of Colonial Mall Gadsden in March and Colonial Mall Temple in April.

•	In keeping with its strategy of increasing its investments in shopping center assets, acquired Colonial Promenade Portofino in Houston, TX.

Acquisitions

On April 1, 2005, Colonial Properties completed its merger with Cornerstone. At the completion of the merger, the Company owned or managed more than 49,300 apartment units making it one of the largest multifamily portfolios in the Sunbelt region of the United States. In connection with the merger, the Company issued an additional 11.3 million common shares representing approximately 77 percent of the Cornerstone shares outstanding and 5.4 million Series E preferred depositary shares representing approximately 23 percent of the Cornerstone shares outstanding.

The Company acquired two office buildings known as Colonial Place I & II totaling 371,000 square feet in Tampa, FL on February 2, 2005. The property’s largest tenant is Blue Cross Blue Shield and the buildings are 95 percent occupied.

Subsequent to the first quarter close, on April 5, 2005, the Company purchased Mangrove Bay in Tampa, FL, a 214,000 square foot office asset which is currently 50 percent occupied.

On January 13, 2005, the Company purchased Colonial Promenade Portofino, a 373,000 square foot retail shopping center in Houston, TX. The property is 82.3 percent leased and includes such tenants as Oshman’s, Steinmart and Old Navy.

Dispositions

On March 30, 2005, the Company sold six apartment communities totaling 2,074 units for $143.8 million excluding closing costs. In conjunction with the sale, the Company paid off mortgage debt of $69.8 million at a blended interest rate of 5.97 percent. The properties were approximately 94 percent occupied with an average age of 10 years. Included in the sale were two Colonial Grand apartment communities totaling 572 units located in Macon, GA and Birmingham, AL and four Colonial Village apartment communities totaling 1,502 units located in Gainesville, FL; Augusta, GA; Bluffton, SC; and Sarasota, FL. Additionally, the Company sold its 15 percent interest in two partially owned apartment communities totaling 901 units for approximately $8.1 million, of which $4.5 million was used to pay off the portion of associated mortgage debt.

On March 31, 2005, the Company completed the sale of Colonial Mall Gadsden located in Gadsden, AL. The total sales price was $58.8 million which represented a capitalization rate of 8.1 percent. The mall was 96 percent occupied upon disposition.

On April 15, 2005, the Company sold Colonial Mall Temple located in Temple, TX for $33.5 million representing a capitalization rate of 9.0 percent. The mall was 91.1 percent occupied upon disposition.

Financing Activities

During the first quarter, the Company’s operating partnership, Colonial Realty Limited Partnership, completed an offering of $275 million, 4.750 percent senior unsecured notes due February 1, 2010. The notes were priced to yield 4.751 percent, representing a 105 basis point spread over the 5-year Treasury rate. Net proceeds of approximately $273.3 million were used to pay down the Company’s unsecured bridge facility and for general corporate purposes. Lowder noted, “Through active marketing, the Company successfully reduced its bond spreads with the latest offering.”

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Portfolio Overview — As of April, 2005

Multifamily: The Company owns or manages approximately 49,300 units which are currently 94.6 percent occupied. This is comprised of 126 wholly owned properties totaling approximately 36,580 units and a partial interest in 31 properties with 8,619 units. Additionally, the Company provides third party management services for approximately 4,100 units.

Office: Colonial Properties owns or manages 7.2 million square feet of office space. The Company’s office portfolio includes 29 wholly owned properties and one partially owned property that together total 6.5 million square feet. The Company manages six additional office properties totaling 0.7 million square feet.

Retail: The Company owns or manages 15.3 million square feet of retail space. These properties include 31 wholly owned and two partially owned shopping centers totaling 6.4 million square feet as well as 13 wholly owned and one partially owned regional mall with 8.5 million square feet. The Company manages an additional four shopping centers with 0.3 million square feet of space. The total retail portfolio is currently 91.0 percent occupied.

EPS and FFO Per Share Guidance

The Company’s guidance for the second-quarter and full-year 2005 for fully diluted EPS and FFOPS is set forth and reconciled below.

	Second-Quarter 2005 Range}			Full-Year 2005 Range
	Low	-	High	Low	-	High

Fully Diluted EPS	$0.13	-	$1.53	$3.20	-	$4.73

Plus: Real Estate Depreciation & Amortization	0.74	-	0.74	2.28	-	2.28

Less: Gain on Sale of Assets	( -)	-	(1.37)	(1.80)	-	(3.25)

Fully Diluted FFOPS	$0.87	-	$0.90	$3.68	-	$3.76

Looking ahead, Lowder stated, “We already see evidence in our portfolio of improved market fundamentals. We are set to capitalize on the investments we have made throughout our asset base.”

For additional details of disposition and investment activities, see the Company’s detailed Supplemental Financial Highlights available on the Company’s website.

Conference Call and Supplemental Materials

Colonial Properties will hold its quarterly conference call today, April 28th at 1:00 p.m. Central time. The call will include a review of the Company’s first quarter 2005 performance and discussion of its strategy and expectations for the future.

To participate, dial 1-877-500-9123. As with previous calls, a replay will be available for one week by dialing 800-642-1687; the Conference ID will be 5272798. Access to the live call and a replay will be available through the Company’s website at http://www.colonialprop.com under “Investor Relations: Shareholder Information.”

Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the Company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

http://www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Barbara Pooley in Investor Relations at 800-645-3917.

Company Summary

Colonial Properties Trust is a diversified REIT that, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Virginia, Tennessee, Texas, Arizona, Nevada and New Mexico. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. The Company has a total market capitalization of approximately $5 billion. The foundation of Colonial Properties’ success is its live, work and shop diversified investment strategy. The Company owns or manages 49,300 apartment units, 7.2 million square feet of office space and 15.3 million square feet of retail shopping space. Additional information on Colonial Properties Trust is available on the Internet at www.colonialprop.com. The Company, headquartered in Birmingham, AL, is listed on the New York Stock Exchange under the symbol “CLP” and is included in the S&P SmallCap 600 Index

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding Company and property performance, and is based on the Company’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which Colonial Properties operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The Company assumes no liability to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

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Contact:           Barbara M. Pooley, SVP — Investor Relations, 800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2005

BALANCE SHEET

($ in 000s)	As of	As of
	3/31/2005	12/31/2004
ASSETS
Real Estate Investments
Operating Properties	$2,702,651	$2,696,304
Undeveloped Land & Construction in Progress	170,583	158,954

Total Real Estate, before Depreciation	2,873,234	2,855,258
Less: Accumulated Depreciation	(427,812)	(437,635)
Real estate assets held for sale, net	153,189	167,712

Net Real Estate Assets	2,598,611	2,585,335

Cash and Equivalents	146,317	10,725
Restricted Cash	4,613	2,333
Accounts Receivable, net	20,638	20,642
Notes Receivable	879	906
Prepaid Expenses	8,615	11,238
Deferred Debt and Lease Costs	43,659	36,750
Investment in Unconsolidated Subsidiaries	64,935	65,472
Other Assets	83,030	67,942

Total Assets	$2,971,297	$2,801,343

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$253,520	$239,970
Notes and Mortgages Payable	1,677,438	1,615,817

Total Long-Term Liabilities	1,930,958	1,855,787
Other Liabilities	77,083	74,548

Total Liabilities	2,008,041	1,930,335

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	1,397	1,389

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	50,000	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000

Total Preferred Shares and Units, at Liquidation Value	275,000	275,000

Common Equity, including Minority Interest	686,859	594,619

Total Equity, including Minority Interest in Operating Partnership	963,256	871,008

Total Liabilities, Minority Interest and Equity	$2,971,297	$2,801,343

SHARES & UNITS OUTSTANDING, END OF PERIOD

(shares and units in 000s)	As of	As of
	3/31/2005	12/31/2004
Basic
Shares	28,007	27,599
Operating Partnership Units (OP Units)	10,296	10,373

Total Shares & OP Units	38,303	37,972

Dilutive Common Share Equivalents	—	341

Diluted
Shares	28,007	27,940
Total Shares & OP Units	38,303	38,313

1Q05	- 1 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2005

CONSOLIDATED STATEMENTS OF INCOME

($ in 000s, except per share data)	Three Months Ended
	3/31/2005	3/31/2004
Revenue
Minimum Rent	$74,546	$58,511	27.4%
Percentage Rent	629	434	44.9%
Tenant Recoveries	8,747	6,981	25.3%
Other Property Related Revenue	4,542	3,772	20.4%
Other Non-Property Related Revenue	3,306	1,330	148.6%

Total Revenue	91,770	71,028	29.2%

Operating Expenses
Property Operating Expenses:
General Operating Expenses	6,635	5,303	25.1%
Salaries and Benefits	4,573	3,370	35.7%
Repairs and Maintenance	8,215	6,327	29.8%
Taxes, Licenses, and Insurance	9,611	6,878	39.7%

Total Property Operating Expenses	29,034	21,878	32.7%

General and Administrative	8,401	5,460	53.9%
Depreciation	24,222	17,565	37.9%
Amortization	4,554	2,245	102.9%

Total Operating Expenses	66,211	47,148	40.4%

Income from Operations	25,559	23,880	7.0%

Other Income (Expense)
Interest Expense	(23,696)	(15,474)	53.1%
Income from Investments	100	105	-4.8%
Gain (Loss) on Hedging Activities	280	(80)	450.0%
Gain on Sale of Property	1,126	1,002	12.4%
Other	(210)	(20)	-950.0%

Total Other Expense	(22,400)	(14,467)	54.8%

Income before Minority Interest & Discontinued Operations	3,159	9,413	-66.4%

Minority Interest
Minority Interest of limited partners	(229)	—
Minority Interest in CRLP — Preferred	(1,813)	(2,055)	-11.8%
Minority Interest in CRLP — Common	698	(1,025)	-168.1%

Total Minority Interest	(1,344)	(3,080)	-56.4%

Income from Continuing Operations	1,815	6,333	-71.3%

Discontinued Operations
Income from Discontinued Operations	6,685	5,537	20.7%
Gain (Loss) on Disposal of Discontinued Operations	91,772	9,391	877.2%
Minority Interest in Discontinued Operations	(26,672)	(4,177)	538.5%

Income from Discontinued Operations	71,785	10,751	567.7%

Net Income	73,600	17,084	330.8%

Dividends to Preferred Shareholders	(3,695)	(3,695)	0.0%

Net Income Available to Common Shareholders	$69,905	$13,389	422.1%

Earnings per Share — Basic
Continuing Operations	$(0.07)	$0.10	-170.0%
Discontinued Operations	2.58	0.40	545.0%

EPS — Basic	$2.51	$0.50	402.0%

Earnings per Share — Diluted
Continuing Operations	$(0.07)	$0.10	-170.0%
Discontinued Operations	2.58	0.40	545.0%

EPS — Diluted	$2.51	$0.50	402.0%

1Q05	- 2 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2005

FIRST QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

($ in 000s, except per share data)	Three Months Ended
	3/31/2005	3/31/2004
Net Income Available to Common Shareholders	$69,905	$13,389	422.1%
Minority Interest in CRLP (Operating Ptr Unitholders)	25,974	5,202	399.3%

Total	95,879	18,591	415.7%

Adjustments — Consolidated Properties
Depreciation — Real Estate	25,227	20,728	21.7%
Amortization — Real Estate	3,587	1,399	156.4%
Remove: Gain/(Loss) on Sale of Property	(90,462)	(10,393)	770.4%
Include: Gain/(Loss) on Sale of Undepreciated Property	1,063	1,008	5.5%

Total Adjustments — Consolidated	(60,585)	12,742	-575.5%

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	1,173	1,041	12.7%
Amortization — Real Estate	1	16	-93.8%
Remove: Gain/(Loss) on Sale of Property	(2,440)	—
Include: Gain/(Loss) on Sale of Undepreciated Property	—	—

Total Adjustments — Unconsolidated	(1,266)	1,057	-219.8%

Funds from Operations	$34,028	$32,390	5.1%

FFO per Share
Basic	$0.89	$0.87	1.9%
Diluted	$0.89	$0.87	3.0%

Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

FIRST QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

(shares and units in 000s)	Three Months Ended
	3/31/2005	3/31/2004
Basic
Shares	27,824	26,670	4.3%
Operating Partnership Units (OP Units)	10,338	10,361	-0.2%

Total Shares & OP Units	38,162	37,031	3.1%

Dilutive Common Share Equivalents	—	375	-100.0%

Diluted (1)
Shares	27,824	27,045	2.9%
Total Shares & OP Units	38,162	37,406	2.0%

Notes:
 (1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

1Q05	- 3 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
First Quarter 2005

FIRST QUARTER SEGMENT DATA & RECONCILIATION

	Three Months Ended
	3/31/2005	3/31/2004
Net Operating Income (NOI)
Divisional Same-Property NOI
Multifamily	$13,807	$12,941	6.7%
Office	15,460	16,707	-7.5%
Retail	22,791	22,491	1.3%

Total Same-Property	52,058	52,139	-0.2%
Less: Unconsolidated Assets	(899)	(843)

Same-Property NOI, Consolidated	51,159	51,296

Divisional Non Same-Property NOI
Multifamily	9,255	3,234
Office	1,801	294
Retail	8,498	4,707

Total Non-Same Property	19,554	8,235
Less: Unconsolidated Assets	(2,049)	(1,535)

Non Same-Property NOI, Consolidated	17,505	6,700

Divisional Total NOI
Multifamily	23,062	16,175	42.6%
Office	17,261	17,001	1.5%
Retail	31,289	27,198	15.0%

Total Divisional NOI	71,612	60,374	18.6%
Less: NOI, Unconsolidated	(2,948)	(2,378)
Less: Discontinued Operations	(9,218)	(10,128)
Unallocated Corporate Rev	3,306	1,297
Other Expense	(16)	(15)
General & Administrative Expenses	(8,401)	(5,460)
Depreciation	(24,222)	(17,565)
Amortization	(4,554)	(2,245)

Income from Operations, restated for additional discontinued operations	25,559	23,880
Total Other Expense	(22,400)	(14,467)

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, as restated for additional discontinued operations	3,159	9,413

Add: Discontinued Operations Income, post 1Q 2004	—	5,388

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, per corresponding 10-K or 10-Q	$3,159	$14,801

Divisional NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees).

The Company believes Total Divisional NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company. Additionally, the Company also believes Total Divisional NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate Total Divisional NOI on a basis different than the Company. In addition, Total Divisional NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

1Q05	- 4 -	NYSE: CLP